EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2015

Calabasas Hills, CA – October 26, 2015 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2015, which ended on September 29, 2015.

Total revenues were $526.7 million in the third quarter of fiscal 2015 as compared to $499.1 million in the prior year third quarter.  Net income and diluted net income per share were $26.2 million and $0.52, respectively, in the third quarter of fiscal 2015.

The Company recorded a pre-tax, non-cash charge of $6.0 million related to the impairment of RockSugar Pan Asian Kitchen during the third quarter of fiscal 2015.  Excluding this item, net income was $29.8 million and diluted net income per share was $0.59.

Operating Results

Comparable restaurant sales at The Cheesecake Factory restaurants increased 2.2% in the third quarter of fiscal 2015.

“The consistency of our results continues to be evident as we delivered our 23rd consecutive quarter of positive comparable sales.  We successfully lapped our most difficult sales comparison of the year and continued to exceed the performance of the casual dining industry overall during this past quarter,” said David Overton, Chairman and Chief Executive Officer.

“We experienced similar cost dynamics to the second quarter, with favorability in costs that affected our results last year helping to offset some of the wage inflation that many restaurants and retailers are experiencing.  Our solid sales growth combined with healthy four-wall and total operating margin expansion drove earnings per share growth in excess of 20 percent.  As we look ahead to 2016, we remain focused on the long-term drivers of our business – innovation, hospitality and operational excellence – and are firmly committed to utilizing our capital to produce the highest returns and maximize total shareholder return,” concluded Overton.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

The Company continues to expect to open as many as 11 Company-owned restaurants domestically in fiscal 2015. During the remainder of the fourth quarter, the Company expects to open five restaurants, one of which is scheduled to open this week.

Internationally, the Company anticipates as many as three restaurants will open in the Middle East and Mexico under licensing agreements in fiscal 2015, consistent with its prior expectations.  Year to date, one international location has opened in Mexico.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share on the Company’s common stock.  The dividend is payable on November 23, 2015 to shareholders of record at the close of business on November 9, 2015.

During the third quarter of fiscal 2015, the Company repurchased 59,522 shares of its common stock at a cost of $3.2 million.  Year to date, the Company repurchased 1.8 million shares of its common stock at a cost of $87.4 million.  The Company repaid the balance on its revolving credit facility in the third quarter of fiscal 2015, earlier than planned, and exited the quarter with no funded debt on its balance sheet.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2015 today at 2:00 p.m. Pacific Time.  The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through November 26, 2015.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 195 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 182 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, nine The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2015, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the second consecutive year.  To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2015 ©2015 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to the Company’s ability to: consistently deliver dependable comparable sales increases over a sustained period of time; outperform the casual dining industry; leverage sales increases and manage flow through to increase its restaurant-level margins; manage expenses to expand operating margins; deliver earnings per share growth; continue to execute on its strategy focused on innovation, hospitality and

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

operational excellence; utilize capital effectively and achieve an acceptable level of returns; maximize total shareholder return.  In addition, forward-looking statements made in the press release include uncertainties related to: factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statements of Operations	September 29, 2015		September 30, 2014		September 29, 2015		September 30, 2014
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$526,688	100.0%	$499,114	100.0%	$1,573,768	100.0%	$1,476,951	100.0%
Costs and expenses:
Cost of sales	125,605	23.9%	124,028	24.9%	378,840	24.1%	364,057	24.7%
Labor expenses	172,101	32.7%	163,279	32.7%	511,765	32.5%	483,506	32.7%
Other operating costs and expenses	128,427	24.4%	123,095	24.7%	375,537	23.9%	358,305	24.3%
General and administrative expenses	33,277	6.3%	29,641	5.9%	101,697	6.5%	89,925	6.1%
Depreciation and amortization expenses	21,317	4.0%	20,930	4.2%	63,652	4.0%	61,715	4.2%
Impairment of assets and lease terminations	6,011	1.1%	-	-	6,011	0.4%	696	-
Preopening costs	4,306	0.8%	3,966	0.8%	9,815	0.6%	8,808	0.6%
Total costs and expenses	491,044	93.2%	464,939	93.2%	1,447,317	92.0%	1,367,012	92.6%
Income from operations	35,644	6.8%	34,175	6.8%	126,451	8.0%	109,939	7.4%
Interest and other (expense)/income, net	(722)	(0.2)%	(1,381)	(0.2)%	(4,049)	(0.2)%	(4,316)	(0.2)%
Income before income taxes	34,922	6.6%	32,794	6.6%	122,402	7.8%	105,623	7.2%
Income tax provision	8,746	1.6%	8,571	1.7%	33,079	2.1%	28,833	2.0%
Net income	$26,176	5.0%	$24,223	4.9%	$89,323	5.7%	$76,790	5.2%

Basic net income per share	$0.54		$0.49		$1.83		$1.55
Basic weighted average shares outstanding	48,848		48,981		48,841		49,690

Diluted net income per share	$0.52		$0.48		$1.76		$1.48
Diluted weighted average shares outstanding	50,637		50,963		50,660		51,722

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$481,076		$454,271		$1,437,178		$1,342,331
Other	45,612		44,843		136,590		134,620
	$526,688		$499,114		$1,573,768		$1,476,951

Income from operations:
The Cheesecake Factory restaurants (1)	$67,473		$59,214		$211,466		$182,250
Other (2)	(725)		2,418		10,601		11,433
Corporate	(31,104)		(27,457)		(95,616)		(83,744)
	$35,644		$34,175		$126,451		$109,939

Selected Consolidated Balance Sheet Information	September 29, 2015	December 30, 2014
Cash and cash equivalents	$29,607	$58,018
Total assets	1,175,856	1,176,452
Total liabilities	596,317	619,942
Stockholders’ equity	579,539	556,510

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Supplemental Information	September 29, 2015	September 30, 2014	September 29, 2015	September 30, 2014
The Cheesecake Factory comparable restaurant sales	2.2%	2.1%	3.0%	1.6%
Restaurants opened during period	2	2	5	5
Restaurants open at period-end	194	184	194	184
Restaurant operating weeks	2,505	2,383	7,428	7,085

(1)          Includes $696 in the 39 weeks ended September 30, 2014 of lease termination expenses related to the relocation of one The Cheesecake Factory restaurant.

(2)          Includes $6.0 million in the 13 and 39 weeks ended September 29, 2015 of impairment expense related to RockSugar Pan Asian Kitchen.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 29, 2015	September 30, 2014	September 29, 2015	September 30, 2014
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$26,176	$24,223	$89,323	$76,790
After-tax impact from:
- Impairment of assets and lease terminations (1)	3,607	-	3,607	418
Net income (non-GAAP)	$29,783	$24,223	$92,930	$77,208

Diluted net income per share (GAAP)	$0.52	$0.48	$1.76	$1.48
After-tax impact from:
- Impairment of assets and lease terminations	0.07	-	0.07	0.01
Diluted net income per share (non-GAAP)	$0.59	$0.48	$1.83	$1.49

(1)          The pre-tax amount associated with the item in fiscal 2015 was $6.0 million.  The pre-tax amount associated with the item in fiscal 2014 was $696.

###

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100